UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

INVENSENSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35269	01-0789977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Technology Drive San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7339

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s annual meeting of stockholders held on September 13, 2012, the matters submitted to a vote of stockholders were (i) the election of two Class II directors to the Board of Directors for a term expiring at the 2016 annual stockholders meeting, (ii) approval of our Employee Stock Purchase Plan, and (iii) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2014.

The following table sets forth the results of voting for the election of the Class II directors to the Board of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
R. Douglas Norby	33,762,079	16,300,535	21,585,809
Tim Wilson	33,915,807	16,146,807	21,585,809

The following table sets forth the results of voting for the approval of the Company’s Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions
44,399,924	5,483,165	179,525

The following table sets forth the results of voting for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2014.

Votes For	Votes Against	Abstentions
67,874,690	3,560,550	213,183

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenSense, Inc.

Date: September 17, 2013
/s/ Alan Krock
Alan Krock President, Secretary and Chief Financial Officer